Exhibit 10.37

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES (OR SIMILAR ATTACHMENTS) HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

Amendment No.: 1

AMENDMENT 1 TO DISTRIBUTION AGREEMENT

经销协议第一次增补协议

This Amendment 1 to Distribution Agreement (this “First Amendment”) is effective as of the last signature date below (the “Execution Date”) by and between Armstrong Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business located at 25 John Road, Canton, Massachusetts (“ARMSTRONG”), and Hong Kong Genreach Limited, a company incorporated under the laws of Hong Kong, with its registered place located at RM 1007B,10/F.,HO KING COMMERCIAL CTR.,NO.2-16 FA YUEN STREET, MONGKOK HONG KONG, China (“GENREACH” or “Distributor”) (each of ARMSTRONG and GENREACH is referred to as a “Party” and collectively as the “Parties”).

本经销协议第一次增补协议（下称“本第一次增补协议”）由 Armstrong Pharmaceuticals, Inc.（一家根据特拉华州法律注册成立的公司，其主要营业地址位于马萨诸塞州坎顿市约翰路25号，下称“ARMSTRONG”）与香港金瑞驰有限公司（一家根据香港法律注册成立的公司，其注册地址位于中国香港九龙旺角花园街2- 16号好景商业中心10楼1007B室，下称“GENREACH”或“经销商”）共同订立，自文末双方孰晚的签署日期（下称“签署日期”）起生效（ARMSTRONG与GENREACH下文各称“一方”，合称“双方”）。

WHEREAS, the Parties entered into that certain Distribution Agreement dated August 28, 2024 (the “Agreement”), pursuant to which ARMSTRONG appointed the Distributor as its exclusive distributor to market and sell Product P within the Collaboration Region pursuant to the terms and conditions thereof;

鉴于，双方曾于2024年8月28日签订一份《经销协议》（下称“原协议”），根据原协议，ARMSTRONG指定经销商作为其在合作区域内依照协议条款与条件营销和销售产品P的独家经销商；

Whereas, the Parties have determined it to be mutually beneficial to amend the Agreement subject to the terms set forth herein.

鉴于，双方已确定根据本第一次增补协议的条款修订原协议符合双方共同利益。

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend and/or supplement the Agreement as follows:

因此，鉴于双方已确认收到并认可的本第一次增补协议中所述的相互承诺，双方特此同意对原协议进行如下增补：

1.	Amendment to Section 1.3. The Parties mutually agree to amend Section 1.3 of the Agreement by deleting it in its entirety and replacing it with the following:

对第1.3条的修订。双方一致同意修订原协议第1.3条，将其整体删除并替换为以下内容：

Collaboration Region means Mainland China, Taiwan, Hong Kong, and Macau in the Greater China region, the Middle East countries, Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, and Vietnam.

合作区域指大中华地区的中国大陆、台湾、香港及澳门，以及中东国家、文莱、柬埔寨、印度尼西亚、老挝、马来西亚、缅甸、菲律宾、新加坡、泰国和越南。

2.

Amendment to Section 4.1. The Parties mutually agree to amend Section 4.1 by inserting a new section 4.1.3 Step Three after the existing “4.1.2 Step Two” and before the original paragraph “The Distributor shall have exclusive general distribution rights...”. The newly inserted Section 4.1.3 shall read as follows:

对第4.1条的修订。双方一致同意修订原协议第4.1条，在现有的“4.1.2 第二步”之后、原“在获得所有必要的监管批准后，经销商在合作区域内拥有产品P的独家总经销权。”段落之前，插入新的第4.1.3条“第三步”。新插入的第4.1.3条内容如下：

“Step Three. The Distributor or its designated Affiliate shall file the drug registration application of Product P as an imported drug with NMPA in Mainland China in the name of GENREACH or its designated Affiliate (to the extent in compliance with applicable laws), and shall be responsible for other import-relevant procedures, including but not limited undergoing recordation of importing medicinal product with competent medicinal product regulatory department. The drug registration certificate of Product P and relevant permits, files and materials in Mainland China shall be solely owned by GENREACH or its designated Affiliate (if mandatorily required by applicable laws, ARMSTRONG will be the Marketing Authorization Holder of Product P, GENREACH or its designated Affiliate will be the designated pharmaceutical domestic agent in Mainland China, and fulfil the obligations on behalf of the Marketing Authorization Holder of Product P and is jointly and severally liable with the Marketing Authorization Holder in accordance with applicable laws), and the Distributor shall have exclusive distribution rights of Product P within the Collaboration Region after the achievement of all necessary Regulatory Approval.”

“第三步。经销商或其指定关联方应（在符合适用法律的前提下）以GENREACH或其指定关联方的名义，作为进口药品向中国大陆国家药品监督管理局（NMPA）提交产品P的药品注册申请，并应负责办理其他进口相关程序，包括但不限于在主管药品监管部门办理进口药品备案。产品P在中国大陆的药品注册证及相关许可、文件和资料应由GENREACH或其指定关联方单独所有（若根据适用法律强制要求，ARMSTRONG将作为产品P的药品上市许可持有人，而GENREACH或其指定关联方将作为指定的中国境内代理人，并代表产品P的药品上市许可持有人履行义务，且根据适用法律与药品上市许可持有人承担连带责任），并且，在取得所有必要的监管批准后，经销商应在合作区域内拥有产品P的独家总经销权。”

3.

Amendment to Section 5.2. The Parties mutually agree to amend the definition of “Minimum Purchase Amount” defined in Section 5.2 of the Agreement by deleting the phrase “one (1) batch (approximately [***] units) per Contract Year” and replacing it with “[***] units per Contract Year”, and add the following sentence: “Each purchase order submitted by Distributor for the purchase of Product P shall, at all times during the Term, be no less than the Minimum Purchase Amount”. All other provisions of Section 5.2 shall remain unchanged.

对第5.2条的修订。双方一致同意修订原协议第5.2条中“最低购买量”的定义，删除“每一合同年购买量应不少于一（1）个生产批次（大约[***]支）”的表述，并替换为“每一合同年购买量应不少于[***]支”，同时增加以下句子：“在本协议有效期内，经销商提交的每一份采购产品P的采购订单，其数量在任何时候均不得低于最低购买量”。第5.2条的所有其他规定应保持不变。

4.	Amendment to Section 13.1. Notices for Armstrong is amended by including the following contact information:

对第13.1条的修订。针对Armstrong的通知方式修订如下，增加以下联系信息：

ARMSTRONG: Legal Department

ARMSTRONG：法务部

Address: 11570 6th Street, Rancho Cucamonga, CA 91730

地址：加利福尼亚州兰乔库卡蒙加市第六街11570号，邮编91730

Email: [***]

邮箱：[***]

All other contact information for Armstrong remains the same.

Armstrong的所有其他联系信息保持不变。

5.	Governing Law and Dispute Resolution. Section 14 (Governing Law and Dispute Resolution) of the Agreement shall, mutatis mutandis, apply to this First Amendment.

管辖法律和争议解决。原协议第14条（管辖法律和争议解决）应经必要调整后适用于本第一次增补协议。

6.	Effectiveness. This First Amendment will take effect as of the Execution Date by and between the Parties.

生效。本第一次增补协议自双方签署之日起生效。

7.

Entire Agreement. This First Amendment, together with the Agreement, constitutes the entire agreement of the Parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, understanding, promises and representations, whether written or oral, with respect to the subject matter thereof.

完整协议。本第一次增补协议连同原协议构成双方之间关于原协议主题事项达成的完整协议，并取代双方此前就该主题事项达成的所有书面或口头的协议、理解、承诺及陈述。

8.	No Further Modification. Except as expressly and specifically amended hereby, all other provisions, terms and conditions of the Agreement shall remain unchanged, and in full force and effect.

无进一步修改。除本文件明确且具体修订的内容外，原协议中所有其他条款和条件均保持不变，并继续完全有效。

9.

Counterparts. This First Amendment may be executed by facsimile (including a PDF image delivered via e-mail) or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.  This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, and which together will constitute one original.

副本。本第一次增补协议可通过传真（包括通过电子邮件发送的PDF图像）或电子传输签名的方式签署，此类签名应被视为与原始签名一样对各方具有约束力。本第一次增补协议可签署成若干副本，每份副本均应视为正本，且所有副本共同构成一份正本。

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IN WITNESS WHEREOF, each of ARMSTRONG and GENREACH has caused this First Amendment to be executed by their duly authorized officers.

兹此为证， ARMSTRONG和GENREACH双方已促使其正式授权代表签署本第一次增补协议。

Armstrong Pharmaceuticals, Inc.		HongKong Genreach Limited (香港金瑞驰有限公司）(seal)

By/签署:	/s/Tony Marrs	By/签署:	/s/Yang Xuefeng

Name/姓名:	Tony Marrs	Name/姓名:	Yang Xuefeng

Title/职位:	President	Title/职位:	General Manager

Date/日期:	2026-01-06	Date/日期:	2026-01-06